Exhibit 99.1
FARO Announces Third Quarter Financial Results

LAKE MARY, FL, November 2, 2022 - FARO® Technologies, Inc. (Nasdaq: FARO), a global leader in 4D digital reality solutions, today announced its financial results for the third quarter ended September 30, 2022.
“Customer demand across our served markets remained healthy, with revenue on a constant currency basis of $91.5 million, increasing 14% year on year and up 9% sequentially. Due to continued strengthening of the US dollar, sales on an actual currency basis were $85.3 million, up 8% compared to the prior year period,” stated Michael Burger, President and Chief Executive Officer. “Together with the building momentum of our recent product releases, the recent acquisition of GeoSLAM and the launch of FARO Sphere for cloud-based 3D model creation and collaboration, we have one of the industry’s most comprehensive suites of digital 3D solutions. I am excited by the early customer response we have received on our combined offerings and the enormous market opportunity represented by digitalizing the physical world.”

Third Quarter 2022 Financial Summary
•Total sales of $85.3 million, up 8% compared to the prior year period
•Total sales on a Non-GAAP constant currency basis of $91.5 million, up 14% compared to the prior year period
•Software sales, of $10.6 million or 12% of revenue, down from 14% in the prior year period due to the relative strength of our hardware offerings
•Recurring revenue of $16.6 million or 19% of revenue on an actual currency basis, was up 2% year on year
•Gross margin of 50.7%, compared to 53.5% in the prior year period with the reduction primarily a result of the strengthening US dollar to foreign currency exchange rates
•Non-GAAP gross margin of 51.0%, compared to 53.7% in the prior year period
•Operating expenses of $50.4 million, compared to $47.5 million in the prior year period

•Non-GAAP operating expenses of $44.3 million, compared to $42.4 million in the prior year period
•Net loss of $6.3 million, or ($0.34) per share compared to $3.9 million, or ($0.21) per share in the prior year period
•Non-GAAP net income of $0.5 million, or $0.03 per share compared to net loss of $0.1 million, or ($0.01) per share in the prior year period
•Adjusted EBITDA of $2.0 million, or 2.3% of total sales compared to $2.7 million, or 3.4% of total sales in the prior year period
•Cash and short-term investments of $48.5 million, compared to $102.0 million as of June 30, 2022
* A reconciliation of the non-GAAP financial measures to the most directly comparable GAAP financial measures is provided in the financial schedules portion at the end of this press release. An additional explanation of these measures is included below under the heading “Non-GAAP Financial Measures”.
Outlook for the Fourth Quarter 2022

For the fourth quarter ending December 31, 2022, FARO currently expects:
•Revenue in the range of $99.0 to $107.0 million
•Non-GAAP earnings per share in the range of $0.25 to $0.45
Note: Constant currency revenue performance is provided such that users of the financial statements may assess our underlying performance excluding the effect of foreign currency rate fluctuations. To present this information, current period performance for entities reporting in currencies other than United States dollars are converted to United States dollars at the exchange rates in effect on September 30, 2021.
Conference Call
The Company will host a conference call to discuss these results on Wednesday, November 2, 2022 at 5:00 p.m. ET. Interested parties can access the conference call by dialing (800) 245-3047 (U.S.) or +1 (203) 518-9708 (International) and using the passcode FARO. A live webcast will be available in the Investor Relations section of FARO's website at: https://www.faro.com/en/About-Us/Investor-Relations/Financial-Events-and-Presentations
A replay webcast will be available in the Investor Relations section of the company's web site approximately two hours after the conclusion of the call and will remain available for approximately 30 calendar days.

About FARO
FARO serves the 3D Metrology, AEC (Architecture, Engineering & Construction), O&M (Facilities Operations & Maintenance), and Public Safety Analytics markets. For over 40 years, FARO has provided industry-leading technology solutions that enable customers to digitalize their world, and then use that data to make smarter decisions faster. FARO continues to be a pioneer in bridging the digital and physical worlds through data-driven accuracy, precision, and immediacy. For more information, visit http://www.faro.com

Non-GAAP Financial Measures
This press release contains information about our financial results that are not presented in accordance with U.S. generally accepted accounting principles (“GAAP”). These non-GAAP financial measures, including non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating expenses, non-GAAP (loss) income from operations, non-GAAP net income (loss) and non-GAAP net income (loss) per share, exclude the impact of purchase accounting intangible amortization expense, stock-based compensation, restructuring and other charges, and other tax adjustments, and are provided to enhance investors’ overall understanding of our historical operations and financial performance.

In addition, we present EBITDA, which is calculated as net loss before interest (income) expense, net, income tax expense (benefit) and depreciation and amortization, and Adjusted EBITDA, which is calculated as EBITDA, excluding other (income) expense, net, stock-based compensation, and restructuring and other charges, as measures of our operating profitability. The most directly comparable GAAP measure to EBITDA and Adjusted EBITDA is net loss. We also present Adjusted EBITDA margin, which is calculated as Adjusted EBITDA as a percent of total sales.

In our third quarter reporting, we have included total sales on a constant currency basis, a new non-GAAP measure. The most directly comparable GAAP measure to total sales on a constant currency basis is total sales. We believe constant currency information is useful in analyzing underlying trends in our business and the commercial performance of our products by eliminating the impact of highly volatile fluctuations in foreign currency markets and allows for period-to-period comparisons of our performance. For simplicity, we may elect to omit this information in future periods if we determine a lack of material impact. To present this information, current period performance for entities reporting in currencies other than U.S. dollars are converted to U.S. dollars at the exchange rate in effect during the last day of the prior comparable period.

Management believes that these non-GAAP financial measures provide investors with relevant period-to-period comparisons of our core operations using the same methodology that management employs in its review of the Company’s operating results. These financial measures are not recognized terms under GAAP and should not be considered in isolation or as a substitute for a measure of financial performance prepared in accordance with GAAP.

These non-GAAP financial measures have limitations that should be considered before using these measures to evaluate a company’s financial performance. These non-GAAP financial measures, as presented, may not be comparable to similarly titled measures of other companies due to varying methods of calculation. The financial statement tables that accompany this press release include a reconciliation of these non-GAAP financial measures to the most directly comparable GAAP financial measures.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are subject to risks and uncertainties, such as statements about the outlook for the fourth quarter of 2022, demand for and customer acceptance of FARO’s products, FARO’s product development and product launches, FARO's growth, strategic and restructuring plans and initiatives, including but not limited to the additional restructuring charges expected to be incurred in connection with our restructuring plan and the timing and amount of cost savings and other benefits expected to be realized from the restructuring plan and other strategic initiatives, and FARO’s growth potential and profitability. Statements that are not historical facts or that describe the Company's plans, objectives, projections, expectations, assumptions, strategies, or goals are forward-looking statements. In addition, words such as “is,” “will” and similar expressions or discussions of FARO’s plans or other intentions identify forward-looking statements. Forward-looking statements are not guarantees of future performance and are subject to various known and unknown risks, uncertainties, and other factors that may cause actual results, performances, or achievements to differ materially from future results, performances, or achievements expressed or implied by such forward-looking statements. Consequently, undue reliance should not be placed on these forward-looking statements.
Factors that could cause actual results to differ materially from what is expressed or forecasted in such forward-looking statements include, but are not limited to:

•the Company’s ability to realize the intended benefits of its undertaking to transition to a company that is reorganized around functions to improve the efficiency of its sales organization and to improve operational effectiveness;
•the Company’s inability to successfully execute its new strategic plan and restructuring plan, including but not limited to additional impairment charges and/or higher than expected severance costs and exit costs, and its inability to realize the expected benefits of such plans;
•the outcome of the U.S. Government's review of, or investigation into, the GSA Matter; any resulting penalties, damages, or sanctions imposed on the Company and the outcome of any resulting litigation to which the Company may become a party; loss of future government sales; and potential impacts on customer and supplier relationships and the Company's reputation;
•development by others of new or improved products, processes or technologies that make the Company's products less competitive or obsolete;
•the Company's inability to maintain its technological advantage by developing new products and enhancing its existing products;
•declines or other adverse changes, or lack of improvement, in industries that the Company serves or the domestic and international economies in the regions of the world where the Company operates and other general economic, business, and financial conditions;
•the effect of the COVID-19 pandemic, including on our business operations, as well as its impact on general economic and financial market conditions;
•the impact of fluctuations in foreign exchange rates and inflation rates;
•the Company’s ability to effectively integrate the operations from Holobuilder, Inc. and UK-based GeoSLAM, including the intellectual property acquired; and
•other risks and uncertainties discussed in Part I, Item 1A. Risk Factors in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021, as supplemented by the Company’s Quarterly Reports on Form 10-Q, and in other SEC filings.

Forward-looking statements in this release represent the Company’s judgment as of the date of this release. The Company undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events, or otherwise, unless otherwise required by law.

Investor Contacts

FARO Technologies, Inc.
Allen Muhich, Chief Financial Officer
+1 407-562-5005
IR@faro.com

Sapphire Investor Relations, LLC
Michael Funari or Erica Mannion
+1 617-542-6180
IR@faro.com

FARO TECHNOLOGIES, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)

	Three Months Ended		Nine Months Ended
(in thousands, except share and per share data)	September 30, 2022	September 30, 2021	September 30, 2022	September 30, 2021
Sales
Product	$65,581	$57,838	$182,015	$172,748
Service	19,751	$21,331	59,891	$64,862
Total sales	85,332	79,169	241,906	237,610
Cost of sales
Product	30,375	$25,650	82,879	$75,909
Service	11,692	$11,188	34,299	$33,481
Total cost of sales	42,067	36,838	117,178	109,390
Gross profit	43,265	42,331	124,728	128,220
Operating expenses
Selling, general and administrative	37,226	$33,433	108,734	$100,375
Research and development	12,586	$12,731	36,756	$36,464
Restructuring costs	580	1,376	2,512	3,679
Total operating expenses	50,392	47,540	148,002	140,518
Loss from operations	(7,127)	(5,209)	(23,274)	(12,298)
Other (income) expense
Interest (income) expense, net	(24)	$5	(28)	$54
Other (income) expense, net	(1428)	$299	(3077)	$(433)
Loss before income tax expense (benefit)	(5,675)	(5,513)	(20,169)	(11,919)
Income tax expense (benefit)	586	(1,658)	4,352	(3,667)
Net loss	$(6,261)	$(3,855)	$(24,521)	$(8,252)
Net loss per share - Basic	$(0.34)	$(0.21)	$(1.34)	$(0.45)
Net loss per share - Diluted	$(0.34)	$(0.21)	$(1.34)	$(0.45)
Weighted average shares - Basic	18,436,615	18,194,960	18,336,537	18,166,930
Weighted average shares - Diluted	18,436,615	18,194,960	18,336,537	18,166,930

FARO TECHNOLOGIES, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, except share and per share data)	September 30, 2022 (unaudited)	December 31, 2021
ASSETS
Current assets:
Cash and cash equivalents	$48,534	$121,989
Accounts receivable, net	75,347	78,523
Inventories, net	50,956	53,145
Prepaid expenses and other current assets	33,801	19,793
Total current assets	208,638	273,450
Non-current assets:
Property, plant and equipment, net	20,424	22,194
Operating lease right-of-use assets	18,404	22,543
Goodwill	101,279	82,096
Intangible assets, net	48,094	25,616
Service and sales demonstration inventory, net	28,249	30,554
Deferred income tax assets, net	18,092	21,277
Other long-term assets	2,047	2,010
Total assets	$445,227	$479,740
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$17,546	$14,199
Accrued liabilities	22,881	28,208
Income taxes payable	6,421	4,499
Current portion of unearned service revenues	36,440	40,838
Customer deposits	5,873	5,399
Lease liabilities	5,532	5,738
Total current liabilities	94,693	98,881
Unearned service revenues - less current portion	20,868	22,350
Lease liabilities - less current portion	14,344	18,648
Deferred income tax liabilities	5,708	1,058
Long-term note payable	—	—
Income taxes payable - less current portion	10,131	11,297
Other long-term liabilities	19	1,047
Total liabilities	145,763	153,281
Common stock - par value $.001, 50,000,000 shares authorized; 20,153,287 and 19,588,003 issued, respectively; 18,776,936 and 18,205,636 outstanding, respectively	20	20
Additional paid-in capital	325,244	301,061
Retained earnings	49,022	73,544
Accumulated other comprehensive loss	(44,165)	(17,374)
Common stock in treasury, at cost - 1,376,351 and 1,382,367 shares held, respectively	(30,657)	(30,792)
Total shareholders’ equity	299,464	326,459
Total liabilities and shareholders’ equity	$445,227	$479,740

FARO TECHNOLOGIES, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)

	Nine Months Ended
(in thousands)	September 30, 2022	September 30, 2021
Cash flows from:
Operating activities:
Net loss	$(24,521)	$(8,252)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	10,061	9,560
Stock-based compensation	10,024	8,657
Provisions for bad debts, net of recoveries	80	33
Loss on disposal of assets	356	130
Provision for excess and obsolete inventory	209	1,955
Deferred income tax expense (benefit)	568	(3,667)
Change in operating assets and liabilities:
Decrease (Increase) in:
Accounts receivable	867	4,311
Inventories	2,129	(9,106)
Prepaid expenses and other current assets	(14,566)	(2,935)
(Decrease) Increase in:
Accounts payable and accrued liabilities	(2,249)	(14,153)
Income taxes payable	1,008	(1,847)
Customer deposits	588	1,966
Unearned service revenues	(2,710)	(2,223)
Net cash used in operating activities	(18,156)	(15,571)
Investing activities:
Purchases of property and equipment	(4,978)	(4,845)
Cash paid for technology development, patents and licenses	(9,154)	(1,933)
Acquisition of business, net of cash acquired	(29,068)	(33,908)
Net cash used in investing activities	(43,200)	(40,686)
Financing activities:
Payments on finance leases	(172)	(229)
Payments for taxes related to net share settlement of equity awards	(1,584)	(4,137)
Proceeds from issuance of stock related to stock option exercises	—	5,835
Net cash (used in) provided by financing activities	(1,756)	1,469
Effect of exchange rate changes on cash and cash equivalents	(10,343)	(5,031)
Decrease in cash and cash equivalents	(73,455)	(59,819)
Cash and cash equivalents, beginning of period	121,989	185,633
Cash and cash equivalents, end of period	$48,534	$125,814

FARO TECHNOLOGIES, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP
(UNAUDITED)

	Three Months Ended September 30,		Nine Months Ended September 30,
(dollars in thousands, except per share data)	2022	2021	2022	2021
Gross profit, as reported	$43,265	$42,331	$124,728	$128,220
Stock-based compensation (1)	273	190	756	470
Non-GAAP adjustments to gross profit	273	190	756	470
Non-GAAP gross profit	$43,538	$42,521	$125,484	$128,690
Gross margin, as reported	50.7%	53.5%	51.6%	54.0%
Non-GAAP gross margin	51.0%	53.7%	51.9%	54.2%

Selling, general and administrative, as reported	$37,226	$33,433	$108,734	$100,375
Stock-based compensation (1)	(2,742)	(2,581)	(7,475)	(6,789)
Purchase accounting intangible amortization	(180)	(276)	(562)	(649)
Non-GAAP selling, general and administrative	$34,304	$30,576	$100,697	$92,937

Research and development, as reported	$12,586	$12,731	$36,756	$36,464
Stock-based compensation (1)	(651)	(509)	(1,793)	(1,398)
Purchase accounting intangible amortization	(487)	(420)	(1,522)	(1,061)
Non-GAAP research and development	$11,448	$11,802	$33,441	$34,005

Operating expenses, as reported	$50,392	$47,540	$148,002	$140,518
Stock-based compensation (1)	(3,393)	(3,090)	(9,268)	(8,187)
Restructuring and other costs (2)	(2,028)	(1,376)	(4,944)	(3,679)
Purchase accounting intangible amortization	(667)	(696)	(2,084)	(1,710)
Non-GAAP adjustments to operating expenses	(6,088)	(5,162)	(16,296)	(13,576)
Non-GAAP operating expenses	$44,304	$42,378	$131,706	$126,942

Loss from operations, as reported	$(7,127)	$(5,209)	$(23,274)	$(12,298)
Non-GAAP adjustments to gross profit	273	190	756	470
Non-GAAP adjustments to operating expenses	6,088	5,162	16,296	13,576
Non-GAAP (loss) income from operations	$(766)	$143	$(6,222)	$1,748

Net loss, as reported	$(6,261)	$(3,855)	$(24,521)	$(8,252)
Non-GAAP adjustments to gross profit	273	190	756	470
Non-GAAP adjustments to operating expenses	6,088	5,162	16,296	13,576
Income tax effect of non-GAAP adjustments	(1,272)	(1,619)	(4,014)	(4,241)
Other tax adjustments (3)	1,720	—	8,903	—
Non-GAAP net income (loss)	$548	$(122)	$(2,580)	$1,553

Net loss per share - Diluted, as reported	$(0.34)	$(0.21)	$(1.34)	$(0.45)
Stock-based compensation (1)	0.20	0.18	0.55	0.48
Restructuring and other costs (2)	0.11	0.07	0.27	0.20
Purchase accounting intangible amortization	0.04	0.04	0.11	0.09
Income tax effect of non-GAAP adjustments	(0.07)	(0.09)	(0.22)	(0.23)
Other tax adjustments (3)	0.09	—	0.49	—
Non-GAAP net income (loss) per share - Diluted	$0.03	$(0.01)	$(0.14)	$0.09

(1) We exclude stock-based compensation, which is non-cash, from the non-GAAP financial measures because the Company believes that such exclusion provides a better comparison of results of ongoing operations for current and future periods with such results from past periods.

(2) On February 14, 2020, our Board of Directors approved a global restructuring plan (the “Restructuring Plan”), which is intended to support our strategic plan in an effort to improve operating performance and ensure that we are appropriately structured and resourced to deliver increased and sustainable value to our shareholders and customers. The Restructuring and other costs primarily consist of severance and related benefits.

(3) The other tax adjustments primarily relate to the impact of certain jurisdictions maintaining a full valuation allowance where benefit is not accrued on U.S. GAAP pre-tax book losses.

FARO TECHNOLOGIES, INC. AND SUBSIDIARIES
RECONCILIATION OF NET LOSS TO EBITDA AND ADJUSTED EBITDA
(UNAUDITED)

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands)	2022	2021	2022	2021
Net loss	$(6,261)	$(3,855)	$(24,521)	$(8,252)
Interest (income) expense, net	(24)	5	(28)	54
Income tax expense (benefit)	586	(1,658)	4,352	(3,667)
Depreciation and amortization	3,406	3,271	10,061	9,560
EBITDA	(2,293)	(2,237)	(10,136)	(2,305)
Other (income) expense, net	(1,428)	299	(3,077)	(433)
Stock-based compensation	3,666	3,280	10,024	8,657
Restructuring and other costs (1)	2,028	1,376	4,944	3,679
Adjusted EBITDA	$1,973	$2,718	$1,755	$9,598
Adjusted EBITDA margin (2)	2.3%	3.4%	0.7%	4.0%

(1) On February 14, 2020, our Board of Directors approved a global restructuring plan (the “Restructuring Plan”), which is intended to support our strategic plan in an effort to improve operating performance and ensure that we are appropriately structured and resourced to deliver increased and sustainable value to our shareholders and customers. The Restructuring and other costs primarily consist of severance and related benefits.

(2) Calculated as Adjusted EBITDA as a percentage of total sales.

FARO TECHNOLOGIES, INC. AND SUBSIDIARIES
KEY SALES MEASURES
(UNAUDITED)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
(in thousands)	2022	2021	2022	2021
Total sales to external customers as reported
Americas (1)	$38,732	$33,944	$110,077	$100,195
EMEA (1)	22,802	23,387	66,494	75,315
APAC (1)	23,798	21,838	65,335	62,100
	$85,332	$79,169	$241,906	$237,610

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
(in thousands)	2022	2021	2022	2021
Total sales to external customers in constant currency (2)
Americas (1)	$38,586	$33,837	$109,640	$99,983
EMEA (1)	26,791	22,968	73,329	73,024
APAC (1)	26,150	21,749	69,371	61,376
	$91,527	$78,554	$252,340	$234,383

(1) Regions represent North America and South America (Americas); Europe, the Middle East, and Africa (EMEA); and the Asia-Pacific (APAC).

(2) We compare the change in the sales from one period to another period using constant currency disclosure. We present constant currency information to provide a framework for assessing how our underlying business performed excluding the effect of foreign currency rate fluctuations. To present this information, current and comparative prior period results for entities reporting in currencies other than United States dollars are converted into United States dollars at the exchange rate in effect during the last day of the prior comparable period, rather than the actual exchange rates in effect during the respective periods.

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
(in thousands)	2022	2021	2022	2021

Hardware	$54,971	$46,839	$150,597	$141,363
Software	10,610	10,999	31,418	31,385
Service	19,751	21,331	59,891	64,862
Total Sales	$85,332	$79,169	$241,906	$237,610

Hardware as a percentage of total sales	64.4%	59.2%	62.3%	59.5%
Software as a percentage of total sales	12.4%	13.9%	13.0%	13.2%
Service as a percentage of total sales	23.1%	26.9%	24.8%	27.3%

Total Recurring Revenue (3)	$16,591	$16,301	$50,184	$47,599
Recurring revenue as a percentage of total sales	19.4%	20.6%	20.7%	20.0%

(3) Recurring revenue is comprised of hardware service contracts, software maintenance contracts, and subscription based software applications.

FARO TECHNOLOGIES, INC. AND SUBSIDIARIES
RECONCILIATION OF OUTLOOK - GAAP TO NON-GAAP

Fiscal quarter ending December 31, 2022

GAAP diluted (loss) earnings per share range	($0.03) - $0.10
Stock-based compensation	0.19
Purchase accounting intangible amortization	0.06
Restructuring and other costs	0.02
Non-GAAP tax adjustments	0.01 - 0.08
Non-GAAP diluted earnings per share	$0.25 - $0.45